Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne, Sr. Vice President-Finance
Dover, Delaware, April 27, 2005	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

DECLARES REGULAR QUARTERLY DIVIDEND

Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) Board of Directors today declared a regular quarterly cash dividend on both classes of common stock of $.06 per share.  The dividend will be payable on June 10, 2005 to shareholders of record at the close of business on May 10, 2005.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots — a 91,000-square foot video lottery (slots) casino complex; the Dover Downs Hotel and Conference Center — featuring luxury accommodations with conference, banquet, fine dining, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.